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                                                                     EXHIBIT 1.1


                                                                  EXECUTION COPY

                                10,000,000 PIERS

                                 SIX FLAGS, INC.

              PREFERRED INCOME EQUITY REDEEMABLE SHARES ("PIERS")

                             UNDERWRITING AGREEMENT



January 17, 2001

Lehman Brothers Inc.
Allen & Company Incorporated
Merrill Lynch, Pierce Fenner
   & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

            Six Flags, Inc., a Delaware corporation (the "Company"), proposes to sell to the Underwriters named in Schedule 1 hereto (the "Underwriters"), and the Underwriters propose, severally and not jointly, to purchase 10,000,000 PIERS (the "Firm Securities") consisting of depositary shares (the "PIERS"), each representing one one-hundredth of a share of the Company's 7 1/4% convertible preferred stock (the "Convertible Preferred Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,500,000 PIERS on the terms and for the purposes set forth in
Section 2 (the "Option Securities"). The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the "Securities". This is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

            A prospectus supplement relating to the Securities is to be used in connection with the offering (the "Offering") of the Securities.

            1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND CERTAIN OF THE SUBSIDIARIES. The Company, Six Flags Operations Inc. ("SFO") and Six Flags Theme Parks Inc. ("SFTP") represent, warrant and agree, jointly and severally, that:

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            (a) A registration statement on Form S-3 (file number 333-76595)
      relating to certain securities to be issued from time to time by the Company and a prospectus supplement pursuant to Rule 424 of the United States Securities Act of 1933 (the "Securities Act") specifically relating to the Securities, the Convertible Preferred Stock and the Company's Common Stock (the "Common Stock") issuable upon conversion or tender for purchase of the Convertible Preferred Stock or as dividends on the Convertible Preferred Stock, have each (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act (and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) in the case of the Registration Statement, become effective under the Securities Act. Copies of such registration statement and prospectus supplement and amendments thereto have been delivered by the Company to you as the Underwriters. Upon your written request, but not without your agreement, the Company will also file a Rule 462(b) Registration Statement in accordance with Rule 462(b). As used in this Agreement, "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with
      Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations and, in the event any Rule 462(b) Registration Statement becomes effective prior to the First Delivery Date, also means such registration statement as so amended, unless the context otherwise requires; "Basic Prospectus" means the related prospectus in the form first used to confirm sales of the Securities; "Prospectus" means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities; "Preliminary Prospectus" means any preliminary form of Prospectus previously filed with the Commission pursuant to Rule 424; "Effective Time" means the date and the time as of which the Registration Statement, the most recent post-effective amendment thereto, if any, or any Rule 462(b) Registration Statement became or becomes effective; "Effective Date" means the date of the Effective Time; and "Rule 462(b) Registration Statement" means any registration statement and any amendments thereto filed pursuant to Rule 462(b) of the Rules and Regulations relating to the offering covered by the initial Registration Statement (file number 333-76595). Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to
      Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.
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            (b) The Registration Statement conforms, and the Prospectus, any further amendments or supplements to the Registration Statement or the Prospectus and any Rule 462(b) Registration Statement will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Time (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for inclusion therein.

            (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (d) The Company and each of the Six Flags Subsidiaries (as defined in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation; each of the Six Flags Partnerships (as defined in Section 15) is validly existing as a limited partnership in good standing under the laws of their respective jurisdictions of formation; the Company and each of the Subsidiaries (as defined in Section
      15) are duly qualified to do business and are in good standing as foreign entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires, as applicable, such qualification, except where the failure to so qualify would not have in the aggregate a material adverse effect on the consolidated financial position, stockholders' equity (or partners' equity, as applicable), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect") and have all corporate, partnership or equivalent power and authority, as the case may be, necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; none of the subsidiaries (as defined in Rule 405 of the Rules and Regulations) of the Company (other than the Subsidiaries) is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations; and the assets, liabilities and operations of such other subsidiaries are immaterial to the assets, liabilities, operations and prospects of the Company and the Subsidiaries taken as a whole.

            (e) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus. All of the issued shares of capital stock of each Six Flags Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for liens, encumbrances, equities or claims arising under the $1.2 billion credit facility (the "Six Flags Credit Facility") entered into by SFTP in November 1999, the Co-Venture Parks Agreements (as defined in Section 15) and the subordinated indemnity agreement among the Company and certain of its affiliates, SFO and certain of its affiliates and Time Warner Inc. and certain of its affiliates (the "Subordinated Indemnity Agreement") dated as of April 1, 1998. 100% of the partnership interest in the Six Flags Partnerships, except for the 99% limited partnership interest in Six Flags Over Georgia II, L.P. (the "Georgia Co-Venture Partnership") indirectly held by investors in Six Flags Fund, Ltd. (L.P.), of which approximately 75% of the units are held by persons who are not affiliated with the Company, and the 99% limited partnership interest in Texas Flags, Ltd. (the "Texas Co-Venture Partnership") indirectly held by investors in Six Flags Fund II, Ltd. (L.P.), of which approximately 66% of the units are held by persons who are not affiliated with the Company, are held directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for liens, encumbrances, equities or claims under the Six Flags Credit Facility and the Co-Venture Parks Agreements (as defined in Section
      15) and the Subordinated Indemnity Agreement.

            (f) At the First Delivery Date, assuming due execution and delivery of the depositary receipts relating to the Securities by the Depositary pursuant to the Deposit Agreement, such depositary receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement, subject to applicable (1) bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity, including principles of commercial reasonableness, good faith and fair dealings (regardless of whether at law or in equity). At the First Delivery Date, the unissued shares of Convertible Preferred Stock to be issued as contemplated by this Agreement and the Deposit Agreement (as defined below) will be duly and validly authorized and, when issued and delivered to the Depositary in connection with the issuance and sale of the Securities to the Underwriters as contemplated by this Agreement and the Deposit Agreement, against payment therefor will be duly and validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock, have been duly and validly authorized and reserved for issuance upon such conversion and will be validly issued, fully paid and non-assessable.

            (g) This Agreement has been duly authorized, executed and delivered by the Company, SFO and SFTP. At the First Delivery Date, the Deposit Agreement relating to the Securities (the "Deposit Agreement") will be duly authorized, executed and delivered by the Company and the Depositary named therein (the "Depositary").

            (h) The execution, delivery and performance of this Agreement and the Deposit Agreement by the Company and each of the Subsidiaries that are parties hereto, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or other constitutive documents of the Company or any of the Subsidiaries or, assuming that all consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and the exchange of the Convertible Preferred Stock for depositary receipts by the Depositary are obtained, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets except, in each case, breaches, violations or defaults which, in the aggregate, are not reasonably likely to have a Material Adverse Effect; and except for the registration of the Securities, the Convertible Preferred Stock and the Common Stock issuable upon conversion or tender for purchase of the Convertible Preferred Stock or as dividends on the Convertible Preferred Stock, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and the exchange of the Convertible Preferred Stock for depositary receipts by the Depositary, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company or any of the Subsidiaries that are parties hereto and the consummation of the transactions contemplated hereby and thereby.

            (i) Except as disclosed in the Prospectus and as to those rights which have been duly and validly waived, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

            (j) The Company has not sold or issued any shares of capital stock or options during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares of Common Stock or options for such Common Stock issued in connection with the Company's acquisition of Enchanted Parks, Inc., pursuant to the Company's employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, which, in each case, are disclosed in the Prospectus.

            (k) Neither the Company nor any of the Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except losses or interferences which will not, in the aggregate, have a Material Adverse Effect; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity (or partners' equity, as applicable) or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

            (l) The historical financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. The pro forma financial statements included in the Prospectus have been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and comply in all material respects with Regulation S-X under the Securities Act, and the pro forma adjustments have been properly applied to historical amounts in the compilation of such pro forma financial statements.

            (m) KPMG Peat Marwick LLP, who have certified certain consolidated financial statements of the Company, whose reports appear in the Prospectus or are incorporated by reference therein and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

            (n) The Company and each of the Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for such liens arising under the Six Flags Credit Facility or contemplated in Section 1(e) hereof, as are described in the Prospectus or such as would not have a Material Adverse Effect; and all real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not have a Material Adverse Effect.

            (o) The Company and each of the Subsidiaries carry, or are covered by insurance in such amounts and covering such risks (including the risk of earthquakes) as the Company has reasonably concluded, based on its experience, is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (p) The Company and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as presently conducted and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others with such exceptions as would not have a Material Adverse Effect.

            (q) Except as otherwise disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, might reasonably be expected to have a Material Adverse Effect or are otherwise required to be disclosed in the Prospectus; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (r) The conditions for use of Form S-3 for the Registration Statement, as set forth in the General Instructions thereto, have been satisfied.

            (s) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

            (t) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described or incorporated by reference in the Prospectus which is not so described or incorporated by reference.

            (u) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent which might be reasonably expected to have a Material Adverse Effect.

            (v) The Company is in compliance in all material respects with all presently and then applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and the Company does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which might reasonably be expected to cause the loss of such qualification.

            (w) The Company and each of the Subsidiaries are in compliance in all respects with (i) all presently applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder and (ii) all presently applicable state and local laws and regulations relating to the safety of its theme park and water park operations, with such exceptions as would not have a Material Adverse Effect.

            (x) The Company has filed all federal and all material state and local income and franchise tax returns required to be filed through the date hereof, other than those filings being contested in good faith. The Company has paid all taxes of which it has notice are due thereon, other than those being contested in good faith and for which adequate reserves have been provided to the extent required or those currently payable without penalty or interest; and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiaries, might be reasonably expected to have, a Material Adverse Effect.

            (y) Since the date as of which information is given in the Prospectus through the date hereof, and except for dividends paid on the Company's 7 1/2% Mandatorily Convertible Preferred Stock (the "Mandatorily Convertible Preferred Stock") and as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities or
      (ii) declared or paid any dividend on its capital stock, and neither the Company nor any of its Subsidiaries has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business or (ii) entered into any material transaction not in the ordinary course of business.

            (z) The Company and each of its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the recorded accountability for their assets is compared with existing assets at reasonable intervals.

            (aa) Neither the Company nor any of the Subsidiaries (i) is in violation of its charter or by-laws (or its partnership agreement, as applicable), (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for defaults, events of default, violations and failures which do not, individually or in the aggregate, have or would have a Material Adverse Effect.

            (ab) Neither the Company nor any of the Subsidiaries nor, to its knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has used any corporate or partnership funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign

      Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ac) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of the Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of the Subsidiaries or with respect to which the Company or any of the Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

            (ad) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

            (ae) At the First Delivery Date, (i) no default or event which, with notice or lapse of time or both, would constitute such a default shall have occurred and be continuing, or shall result from the transactions contemplated hereby to occur prior to, concurrently with or immediately following the consummation of the Offering, under (A) the indentures relating to any of the Company's 10% Senior Discount Notes due 2008, the Company's 9 3/4% Senior Notes due 2007, SFO's 9 3/4% Senior Notes due 2007, the Company's 9 1/4% Senior Notes due 2006 and SFO's 8 7/8% Senior Notes due 2006, (B) the Six Flags Credit Facility or (C) the Deposit Agreement.

            (af) The statements set forth in the Prospectus under the captions "Business-Recent and Proposed Acquisitions", "Business-Licenses", "Description of Indebtedness", "Description of PIERS" and "Description of Depositary

      Arrangements", insofar as they describe the terms of the agreements and securities referred to therein, are accurate and fairly present the information required to be shown.

            2. PURCHASE OF THE SECURITIES BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 10,000,000 shares of the Firm Securities to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Securities set opposite that Underwriter's name in Schedule 1 hereto.

            In addition, the Company grants to the Underwriters an option to purchase up to 1,500,000 shares of Option Securities. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in Section 4 hereof. Shares of Option Securities shall be purchased severally and not jointly for the account of the Underwriters in proportion to the number of Firm Securities set opposite the name of such Underwriters in Schedule 1 hereto.

            The price of both the Firm Securities and any Option Securities shall be $24.21875 per share.

            The Company shall not be obligated to deliver any of the Securities to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Securities to be purchased on such Delivery Date as provided herein.

            3. OFFERING OF SECURITIES BY THE UNDERWRITERS. The several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

            4. DELIVERY OF AND PAYMENT FOR THE SECURITIES. Delivery of and payment for the Firm Securities shall be made at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Securities to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence (except that the Company will not be responsible for any delay resulting from any action or inaction of any Underwriter) and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Upon delivery, the Firm Securities shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the First Delivery Date.

For the purpose of expediting the checking and packaging of the certificates for the Firm Securities, the Company shall make the certificates representing the Firm Securities available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

            At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 2 may be exercised by written notice being given to the Company by the Underwriters. Such notice shall set forth the aggregate number of shares of Option Securities as to which the option is being exercised, the names in which the shares of Option Securities are to be registered, the denominations in which the shares of Option Securities are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Securities are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Securities are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date".

            Delivery of and payment for the Option Securities shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Securities to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence (except that the Company will not be responsible for any delay resulting from any action or inaction of any Underwriter), and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Upon delivery, the Option Securities shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Securities, the Company shall make the certificates representing the Option Securities available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

            5.  FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees:

            (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus and to file no Rule 462(b) Registration Statement except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; upon your request, to cause the Rule 462(b) Registration Statement, properly completed, to be filed with the Commission pursuant to Rule 462(b) and to provide evidence satisfactory to the Underwriters of such filing; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

            (b) To furnish reasonably promptly to each of the Underwriters and to counsel for the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, each amendment thereto and any Rule 462(b) Registration Statement filed with the Commission, including all consents and exhibits filed therewith;

            (c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission, each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and any Rule 462(b) Registration Statement, (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a Prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the

      Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

            (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

            (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus, any Prospectus pursuant to Rule 424 of the Rules and Regulations or any Rule 462(b) Registration Statement, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing;

            (f) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            (g) For a period of five years following the Effective Date, to furnish to the Underwriters copies of all materials furnished by the Company to its public shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the PIERS may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

            (h) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale (or obtain an exemption from registration) under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Securities;

            (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for or any rights to acquire, Common Stock or any other capital stock (other than the Securities, the Common Stock issuable upon conversion or tender for purchase of the Convertible Preferred Stock or as dividends on the Convertible Preferred Stock or the Mandatorily Convertible Preferred Stock, the Convertible Preferred Stock, shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or upon the conversion of the Convertible Preferred Stock or the Mandatorily Convertible Preferred Stock, and other than shares issued by the Company as consideration to any seller of assets or stock that the Company or any of the Subsidiaries is acquiring, provided that any shares so issued to such seller or sellers, in the aggregate, do not exceed one-fifth of the total equity of the Company outstanding at the time of the first such issuance, and further provided that such seller or sellers contemporaneously with any such issuance or issuances enter into an agreement with the Underwriters in substantially the same form as the agreement described in this paragraph (i) for the remainder of the 90 day period) or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof or as otherwise disclosed in the Prospectus) or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; AND to cause (i) each executive officer and director of the Company and (ii) Windcrest Partners; to furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree, subject to any specified exceptions, not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or any securities convertible into or exchangeable for or any rights to acquire, Common Stock or any other capital stock or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
      (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

            (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

            (k) To cause an authorized officer to execute this Agreement on behalf of the Subsidiaries that are parties hereto; and

            (l) To use its reasonable best efforts to list for quotation the PIERS and the Common Stock issuable upon conversion or tender for purchase of the Convertible Preferred Stock or as dividends on the Convertible Preferred Stock, on the New York Stock Exchange, Inc. (the "NYSE").

            6. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Deposit Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of sale of the Securities; (f) listing or other fees incident to the inclusion of the PIERS and the Common Stock issuable upon conversion or tender for purchase of the Convertible Preferred Stock or as dividends on the Convertible Preferred Stock, for listing on the NYSE; (g) the fees and expenses, if applicable, of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) if one is required pursuant to the rules of the NASD, all fees and expenses of a qualified independent underwriter; (i) all other costs and expenses incident to the performance of the obligations of the Company or any of the Subsidiaries under this Agreement; and (j) all fees and expenses of the Depositary; PROVIDED that, except as provided in this
      Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

            7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Subsidiaries that are parties hereto contained herein, to the performance by the Company and each of the Subsidiaries that is a party hereto of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

            (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Cravath, Swaine & Moore, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d) James M. Coughlin shall have furnished to the Underwriters his written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form reasonably satisfactory to the Underwriters, to the effect that:

                  (i) The Company and each of the Subsidiaries that is a party hereto have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation; each of the Six Flags Subsidiaries (other than the Subsidiaries that are parties hereto) have been duly organized and, to such counsel's knowledge and without independent verification, are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation; each of the Six Flags Partnerships have been duly organized and, to such counsel's knowledge and without independent verification, is validly existing as a limited partnership in good standing under the laws of its jurisdiction of formation; and the Company, the Subsidiaries that are a party hereto and, to such counsel's knowledge and without independent verification, the Subsidiaries (other than the Subsidiaries that are parties hereto) are each duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all corporate, partnership or equivalent power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged as described in the Prospectus;

                  (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company now outstanding (including the shares of the Convertible Preferred Stock) have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; the shares of Convertible Preferred Stock to be issued on such Delivery Date as contemplated by this Agreement and the Deposit Agreement have been duly authorized and, when issued and delivered to the Depositary in connection with the issuance and sale of the Securities to the Underwriters as contemplated by this Agreement and the Deposit Agreement, dated as of January 23, 2001, among the Company, The Depositary and all Owners and Holders from time to time of Depositary Receipts issued thereunder (the "Deposit Agreement"), against payment therefor will be validly issued, fully paid and non-assessable under the laws of the State of Delaware (the jurisdiction in which the Company is incorporated), and the shares of Convertible Preferred Stock will entitle the holders thereof to the benefits in the certificate of designation therefor; the shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock have been duly and validly authorized and reserved for issuance upon such conversion, and, when issued in accordance with such certificate of designation, will be validly issued, fully paid and nonassessable; such Common Stock conforms in all material respects to the description thereof contained in the Prospectus; to such counsel's knowledge, all of the issued shares of capital stock of each Six Flags Subsidiary have been duly and validly authorized and issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims arising under the Six Flags Credit Facility, the Co-Venture Parks Agreements and the Subordinated Indemnity Agreement; and 100% of the partnership interest in each of the Premier Partnerships and each of the Six Flags Partnerships is held directly or indirectly by the Company, except for the 40% general partnership interest in Fiesta Partnership held by Fiesta Texas Theme Park, Ltd., the 99% limited partnership interest in the Georgia Co-Venture Partnership indirectly held by investors in Six Flags Fund, Ltd. (L.P.), of which approximately 75% of the units are held by persons who are not affiliated with the Company, and the 99% limited partnership interest in the Texas Co-Venture Partnership indirectly held by investors in Six Flags Funds II, Ltd. (L.P.), of which approximately 66% of the units are held by persons who are not affiliated with the Company, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims arising under the Six Flags Credit Facility and the Co-Venture Parks Agreements and the Subordinated Indemnity Agreement;

                  (iii) There are no preemptive or other rights to subscribe for or to purchase any shares of the Securities or the Convertible Preferred Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                  (iv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or any of the Subsidiaries, would have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are contemplated by governmental authorities or by others;

                  (v) Based solely upon oral confirmation from the staff of the
            Commission, the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion;

                  (vi) The Registration Statement and the Prospectus and any
            further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and notes thereto and other financial, statistical and accounting data included therein (or incorporated by reference) as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus (except for the financial statements and notes thereto and other financial, statistical and accounting data included therein (or incorporated by reference) as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                  (vii) There are no contracts or other documents which are
            required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                  (viii) The execution, delivery and performance of this Agreement by the Company, Six Flags Operations Inc. and Six Flags Theme Parks Inc. has been duly authorized by all necessary corporate action on the part of the Company, Six Flags Theme Parks Inc. and Six Flags Operations Inc.; this Agreement has been duly executed and delivered by the Company, Six Flags Operations Inc. and Six Flags Theme Parks Inc.;

                  (ix) The Deposit Agreement relating to the Securities has
            been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Depositary named therein, constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium, and similar laws affecting creditors' rights and remedies generally and general principles of equity, including principles of commercial reasonableness, good faith and fair dealings (regardless of whether at law or in equity) and except to the extent that rights to contribution and indemnification thereunder may be limited by Federal or state securities law or public policy relating thereto); assuming payment of the purchase price by the Underwriters, each of the Securities represents a one one-hundredth interest in a validly issued, outstanding, fully paid and nonassessable share of Convertible Preferred Stock; and the Securities, when issued under the Deposit Agreement, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, in accordance with the provisions of the Deposit Agreement, will be validly issued, and, assuming due execution and delivery of the Depositary Receipts representing the Securities by the Depositary pursuant to the Deposit Agreement, such Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement;

                  (x) The issue and sale of the shares of the Securities, the issue of the shares of Convertible Preferred Stock and the exchange of the shares of Convertible Preferred Stock for the Securities, in each case on such Delivery Date by the Company, the issuance of Common Stock upon the conversion of or as dividends on the Convertible Preferred Stock and the performance by the Company of its obligations under this Agreement and the Deposit Agreement will not conflict with or constitute a default under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the

            Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or other constitutive documents of the Company or any of the Subsidiaries or, assuming that all consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters, the exchange of the Convertible Preferred Stock for depositary receipts by the Depositary and the issuance of Common Stock upon the conversion of or as dividends on the Convertible Preferred Stock are obtained, any Federal or New York State statute, the General Corporation Law of the State of Delaware, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets; and, except for the registration of the Securities and the Convertible Preferred Stock and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and the exchange of the Convertible Preferred Stock for depositary receipts by the Depositary, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company or any of the Subsidiaries that is a party hereto and the consummation of the transactions contemplated hereby and thereby;

                  (xi) No holder of securities of the Company has rights which have not been duly and validly waived to require the Company to include such securities with the Securities or the Convertible Preferred Stock registered pursuant to the Registration Statement; and

                (xii) The statements in the Prospectus under the captions
            "Business-Recent and Proposed Acquisitions", "Business-Licenses", "Description of Indebtedness", "Description of PIERS", "Description of Depositary Arrangements" and "Description of Common Stock", in each case insofar as such statements constitute summaries of the terms of the agreements and securities referred to therein, fairly present the information called for with respect to such agreements and securities and fairly summarize the matters referred to therein in all material respects.

            In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in any state other than New York; and, in respect of matters of fact, may rely upon certificates of officers of the Company or the Subsidiaries, PROVIDED that such counsel shall state that it believes that both the Underwriters and it are justified in relying upon such certificates.

            (e) Weil, Gotshal & Manges LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form reasonably satisfactory to the Underwriters, to the effect that:

                  (i) The shares of Convertible Preferred Stock to be issued on such Delivery Date as contemplated by this Agreement and the Deposit Agreement have been duly authorized and, when issued and delivered to the Depositary in connection with the issuance and sale of the Securities to the Underwriters as contemplated by this Agreement and the Deposit Agreement, dated as of January 23, 2001, among the Company, The Depositary and all Owners and Holders from time to time of Depositary Receipts issued thereunder (the "Deposit Agreement"), against payment therefor will be validly issued, fully paid and non-assessable under the laws of the State of Delaware (the jurisdiction in which the Company is incorporated), and the shares of Convertible Preferred Stock will entitle the holders thereof to the benefits in the certificate of designation therefor; the shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock have been duly and validly authorized and reserved for issuance upon such conversion, and, when issued in accordance with such certificate of designation, will be validly issued, fully paid and nonassessable; such Common Stock conforms in all material respects to the description thereof contained in the Prospectus;

                  (ii) There are no preemptive or other rights to subscribe for or to purchase any shares of the Securities or the Convertible Preferred Stock pursuant to the Company's charter or by-laws;

                  (iii) The Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and such counsel is not aware of the issuance of any stop order suspending the effectiveness of the Registration Statement, and to the knowledge of such counsel, no proceedings therefor have been initiated or threatened by the Commission;

                  (iv) The Registration Statement and the Prospectus and any
            further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and notes thereto and other financial, statistical and accounting data included therein (or incorporated by reference) as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                  (v) The execution, delivery and performance of the Agreement by the Company, Six Flags Operations Inc. and Six Flags Theme Parks Inc. has been duly authorized by all necessary corporate action on the part of the Company, Six Flags Theme Parks Inc. and Six Flags Operations Inc.; the Agreement has been duly executed and delivered by the Company, Six Flags Operations Inc. and Six Flags Theme Parks Inc.;

                  (vi) The Deposit Agreement relating to the Securities has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Depositary named therein, constitutes a valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium, and similar laws affecting creditors' rights and remedies generally and general principles of equity, including principles of commercial reasonableness, good faith and fair dealings (regardless of whether at law or in equity) and except to the extent that rights to contribution and indemnification thereunder may be limited by Federal or state securities law or public policy relating thereto); assuming payment of the purchase price by the Underwriters, each of the Securities represents a one one-hundredth interest in a validly issued, outstanding, fully paid and nonassessable share of Convertible Preferred Stock; and the Securities, when issued under the Deposit Agreement, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary, in accordance with the provisions of the Deposit Agreement, will be validly issued, and, assuming due execution and delivery of the Depositary Receipts representing the Securities by the Depositary pursuant to the Deposit Agreement, such Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement;

                  (vii) The issue and sale of the shares of the Securities, the issue of the shares of Convertible Preferred Stock and the exchange of the shares of Convertible Preferred Stock for the Securities, in each case on such Delivery Date by the Company, the issuance of Common Stock upon the conversion of or as dividends on the Convertible Preferred Stock and the performance by the Company of its obligations under this Agreement and the Deposit Agreement will not conflict with or constitute a default under (i) the indentures (the "Indentures") relating to any of the Company's 10% Senior Discount Notes due 2008, the Company's 9 3/4% Senior Notes due 2007, SFO's 9 3/4% Senior Notes due 2007, the Company's 9 1/4% Senior

            Notes due 2006 and SFO's 8 7/8% Senior Notes due 2006 or (ii) the credit agreement relating to the Six Flags Credit Facility; and

                  (viii) The statements in the Prospectus under the captions
            "Business-Recent and Proposed Acquisitions", "Business-Licenses", "Description of Indebtedness", "Description of PIERS", "Description of Depositary Arrangements" and "Description of Common Stock", in each case insofar as such statements constitute summaries of the terms of the agreements and securities referred to therein, fairly present the information called for with respect to such agreements and securities and fairly summarize the matters referred to therein in all material respects.

            In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in any state other than New York; and, in respect of matters of fact, may rely upon certificates of officers of the Company or the Subsidiaries, PROVIDED that such counsel shall state that it believes that both the Underwriters and it are justified in relying upon such certificates. Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Delivery Date, to the effect that such counsel has participated in conferences with directors, officers and other representatives of the Company and representatives of the independent public accountants for the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in the foregoing opinion), no facts have come to our attention which lead us to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on January 18, 2000 or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the Incorporated Documents, or the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or Prospectus).

            (f) The Underwriters shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions and such statement or statements, dated such Delivery Date, with respect to the issuance and sale of the

      Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company and the Subsidiaries shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (g) At the time of execution of this Agreement, the Underwriters shall have received from KPMG Peat Marwick LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (h) With respect to the letter of KPMG Peat Marwick LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriters a letter from KPMG Peat Marwick LLP (the "bring-down letter") addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (i) The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer stating that:

                  (i) The representations, warranties and agreements of the
            Company and each of the Subsidiaries that are parties hereto are true and correct as of such Delivery Date; the Company and each of the Subsidiaries that is a party hereto have complied in all material respects with all their agreements contained herein; and the conditions set forth in Sections 7(a) and 7(j) have been fulfilled; and

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) the Registration Statement, as of the Effective Date, and the Prospectus, as of such Delivery Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

            (j) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there shall not have been any change in the capital stock (or partners' equity, as applicable) or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity (or partners' equity, as applicable) or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise, in each case, than as set forth or contemplated in the Prospectus, the effect of which, in any such case, is, in the judgment of the Underwriters, so material (to the Company and its Subsidiaries, taken as a whole) and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, (ii) the PIERS shall have been rated "Caa" or higher by Moody's Investor Service and "B-" or higher by Standard & Poor's Corporation and (iii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United

      States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (m) The Six Flags Credit Facility shall be in effect and available for borrowing.

            (n) No default or event which, with notice or lapse of time or both, would constitute such a default shall have occurred and be continuing, or would result from the transactions contemplated hereby to occur prior to, concurrently with or immediately following the consummation of the Offering, under (i) the Indentures, (ii) the credit agreement relating to the Six Flags Credit Facility or (iii) the Deposit Agreement (other than a default by any party to the Deposit Agreement other than the Company or any of the Subsidiaries).

            (o) The Deposit Agreement shall have been entered into by the parties thereto with the provisions described in the Prospectus.

            (p) An authorized officer shall have executed this Agreement on behalf of each of the Subsidiaries that are parties hereto.

            (q) The PIERS shall have been approved for listing, subject to official notice of issuance, on the NYSE. The Common Stock issuable upon conversion or tender for purchase of the Convertible Preferred Stock or as dividends on the Convertible Preferred Stock, shall have been duly listed for quotation on the NYSE.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and scope reasonably satisfactory to counsel for the Underwriters.

            8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Subsidiaries that are parties hereto, jointly and severally, shall indemnify and hold harmless each Underwriter (including any Underwriter in its role as qualified independent underwriter pursuant to the rules of the NASD), its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, officer, employee or controlling person may become subject, under the

Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company and the Subsidiaries that are parties hereto shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Subsidiaries that are parties hereto shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning any Underwriter furnished to the Company by any Underwriter specifically for inclusion therein; and PROVIDED FURTHER that with respect to any such untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not enure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned if, to the extent that such sale was an initial sale by such Underwriter and any such loss, claim, damage or liability of such Underwriter is a result of the fact that both (A) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, and (B) the untrue statement or omission in the Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 5(c). The foregoing indemnity agreement is in addition to any liability which the Company or any of the Subsidiaries that are parties hereto may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

            (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Subsidiaries that are parties hereto, each of their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Subsidiary that is a party hereto within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any Subsidiary that is a party hereto or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by that Underwriter specifically for inclusion therein, and shall reimburse the Company, any such Subsidiary and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, any such Subsidiary or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, any such Subsidiary, or any such director, officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Underwriters shall have the right, upon written notice to the Company, to employ counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company and the Subsidiaries that are parties hereto under this Section 8 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid, jointly and severally, by the Company and the Subsidiaries that are parties hereto. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Subsidiaries that are parties hereto on the one hand and the Underwriters on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiaries that are parties hereto on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiaries that are parties hereto on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Subsidiaries that are parties hereto and information supplied by the Company shall also be deemed to have been supplied by the Subsidiaries that are parties hereto. The Company, the Subsidiaries that are parties hereto and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

            (e) The Underwriters severally confirm and the Company and the Subsidiaries that are parties hereto acknowledge that the statements with respect to the public offering of the Securities by the Underwriters set forth in the first paragraph and the last sentence on the cover page of the prospectus supplement specifically relating to the Securities, the Convertible Preferred Stock and the Common Stock, and the statements under the caption "Underwriting" in the prospectus supplement specifically relating to the Securities, the Convertible Preferred Stock and the Common Stock, constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

            9. DEFAULTING UNDERWRITERS. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting

Underwriter shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on such Delivery Date; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriter shall not be obligated to purchase any of the Securities on such Delivery Date if the total number of shares of the Securities which the defaulting Underwriter agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Securities to be purchased on such Delivery Date, and the remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Securities which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriter, or those other underwriters satisfactory to the non-defaulting Underwriter who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such Delivery Date. If the remaining Underwriter or other underwriters satisfactory to the remaining Underwriter do not elect to purchase the shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of the non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 6. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Securities which a defaulting Underwriter agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriter or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

            10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Firm Securities if, prior to that time, any of the events described in Section 7(j), 7(k) or 7(l) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

            11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, (other than by reason of any events described in Section 7(l) except for the suspension of trading or minimum prices of the securities of the Company), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and promptly following demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

            12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

            (b) if to the Company or any of the Subsidiaries, shall be delivered or sent by mail, telex or facsimile transmission to 122 East 42nd Street, 49th Floor, New York, NY 10168, Attention: Kieran E. Burke (Fax: 212-949-6203);

PROVIDED, HOWEVER, that any notice to a Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex , which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Underwriters.

            13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Subsidiaries that are parties hereto and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the applicable Subsidiaries contained in this Agreement shall also be deemed to be for the benefit of the officers and employees of each Underwriter and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the applicable Subsidiaries and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            15. DEFINITION OF THE TERMS "BUSINESS DAY","SIX FLAGS SUBSIDIARY", "SIX FLAGS PARTNERSHIP" AND "SUBSIDIARY" AND "CO-VENTURE PARKS AGREEMENTS". For purposes of this Agreement, (a) "business day" means any day on which the NYSE is open for trading, (b) "Six Flags Subsidiary" means each of SFO, SFTP, Enchanted Parks, Inc., Premier Operations, Walibi, GP Holdings, Inc., a Delaware corporation, Funtime Parks, Inc., an Ohio corporation, Funtime, Inc., an Ohio corporation, Wyandot Lake, Inc., an Ohio corporation, Darien Lake Theme Park and Camping Resort, Inc., a New York corporation, Tierco Maryland, Inc., a Delaware corporation, Tierco Water Park, Inc., an Oklahoma corporation, Frontier City Properties, Inc., an Oklahoma corporation, Stuart Amusement Company, a Massachusetts corporation, Premier Waterworld Concord Inc., a California corporation, Premier Waterworld Sacramento Inc., a California corporation, Premier Parks of Colorado Inc., a Colorado corporation, Great Escape Holding Inc., a New York corporation, Great Escape LLC, a New York limited liability company, Great Escape Theme Park LLC, a New York limited liability company, Riverside Park Enterprises, Inc., a Massachusetts corporation, Riverside Park Food Services, Inc., a Massachusetts corporation, KKI, LLC, a Delaware limited liability company, Park Management Corp., a California corporation, Indiana Parks, Inc., an Indiana corporation, Aurora Campground, Inc., an Ohio corporation, Ohio Campgrounds Inc., an Ohio corporation, Premier International Holdings, Inc., a Delaware corporation, PP Data Services Inc., a Texas corporation, Six Flags Over Georgia, Inc., a Delaware corporation, Premier Parks Holdings Inc., a Delaware corporation, SF Splashtown GP Inc., a Delaware corporation, SF Splashtown Inc., a Delaware corporation, MWM Holdings Inc., a Delaware corporation, Ohio Hotel LLC, a Delaware limited liability company, SFOT II Holdings, LLC, a Delaware limited liability company, SFT Holdings, Inc., a Delaware corporation, SFG Holdings, Inc., a Delaware corporation, Fiesta Texas, Inc., a Delaware corporation, Walibi Holding LLC, a Delaware limited liability company, Reino Aventura S.A. de C.V., a Mexican corporation, Ventas y Servicios al Consumdior S.A. de C.V., a Mexican corporation, MWM Ancillary Services s.l., a Spanish corporation, Movie World Holding GmbH, a German corporation, Movie World GP GmbH, a German corporation, Immoflor S.P.R.L., a Belgian corporation, Gespark S.P.R.L., a Belgian corporation, Historium S.A., a Belgian corporation, Cofilo S.A.R.L., a French corporation, Bellewaerde N.V., a Belgian corporation, Parc Lorrain S.A.R.L., a French corporation, Flevo Attractiepark B.V., a Netherlands corporation, Andis B.V., a Netherlands corporation, Avenir Land S.A.R.L., a French corporation, Parc Agen S.A.R.L., a French corporation, SFTP, SFTP Inc., a Delaware corporation, SFOG II, Inc., a Delaware corporation ("SFOG II"), SFOG II Employee, Inc., a Delaware corporation ("SFOG II Employee"), Six Flags Over Texas, Inc., a Delaware corporation ("Six Flags Over Texas"), SFOT Employee, Inc., a Delaware corporation ("SFOT Employee Inc."),

SFTP San Antonio GP, Inc., a Delaware corporation, SFTP San Antonio, Inc., a Delaware corporation, and, with respect to references to Six Flags Subsidiaries which are a party to this Agreement, also includes Six Flags San Antonio, L.P., a Delaware limited partnership ("Six Flags San Antonio") and SF Partnership, a Delaware limited partnership ("SF Partnership"), (c) "Six Flags Partnership" means each of Frontier City Partners, Limited Partnership, an Oklahoma limited partnership, Elitch Gardens, L.P., a Colorado limited partnership, Movie World GmbH & Co. KG, a German limited partnership, Six Flags Splashtown L.P., a Delaware limited partnership, Fiesta Partnership, the Georgia Co-Venture Partnership, the Texas Co-Venture Partnership, Six Flags San Antonio and SF Partnership, (d) "Subsidiary" means each of the Six Flags Subsidiaries and the Six Flags Partnerships and "Co-Venture Parks Agreements" means (i) the Overall Agreement, dated as of February 15, 1997, among Six Flags Fund, Ltd. (L.P.), Salkin Family Trust, SFG, Inc., SFG-I, LLC, SFG-II, LLC, Six Flags Over Georgia, Ltd., SFOG II, Inc., SFOG II Employee, Inc., SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., Six Flags Over Georgia, Inc., Six Flags Services of Georgia, Inc., SFTP and SFEC and the Related Agreements (as defined therein),
(ii) the Overall Agreement, dated as of November 24, 1997, among Six Flags Over Texas Fund, Ltd., Flags' Directors, L.L.C., FD-II, L.L.C., Texas Flags, Ltd., SFOT Employee, Inc., SFOT Acquisition I, Inc., SFOT Acquisition II, Inc., Six Flags Over Texas, Inc., SFTP and SFEC and the Related Agreements (as defined therein), and (iii) the Lppease Agreement with Option to Purchase, dated as of March 9, 1996, among Fiesta Texas Theme Park, Ltd., a Texas Limited Partnership, San Antonio Theme Park, L.P., and Six Flags San Antonio, L.P. and the Transaction Documents (as defined therein), in each case, as the same may be modified or amended from time to time.

            16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

            17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            18. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing correctly sets forth the agreement among the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                       Very truly yours,



                                       Six Flags, Inc.

                                       By_________________________________
                                          Name:  Kieran E. Burke
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer


                                       Six Flags Operations Inc.

                                       By_________________________________
                                          Name:  Kieran E. Burke
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer


                                       Six Flags Theme Parks Inc.

                                       By_________________________________
                                          Name:  Kieran E. Burke
                                          Title: Chairman of the Board and
                                                 Chief Executive Officer





Accepted:


Lehman Brothers Inc.
Allen & Company Incorporated
Merrill Lynch, Pierce Fenner
   & Smith Incorporated
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.



   By Lehman Brothers Inc.

   By    ____________________________
         Authorized Representative

                                   SCHEDULE 1

                                                     NUMBER
UNDERWRITERS                                         OF FIRM SHARES
------------                                         ---------------

Lehman Brothers Inc...............................   7,000,000

Allen & Company Incorporated......................   750,000

Merrill Lynch, Pierce, Fenner & Smith
Incorporated......................................   750,000


Morgan Stanley & Co. Incorporated.................   750,000

Salomon Smith Barney Inc..........................   750,000
                                                     ----------
 .............................................Total   10,000,000
                                                     ==========